Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

FIRST WIND HOLDINGS INC.

FIRST WIND HOLDINGS, LLC

and

FIRST WIND MERGER, LLC

Dated as of           , 2010

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINED TERMS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	3

ARTICLE 2
THE MERGER

Section 2.01.	The Merger	4
Section 2.02.	Conversion and Cancellation of Interests	4
Section 2.03.	Issuance of Series A Membership Interests	5
Section 2.04.	Closing Deliverables	5
Section 2.05.	Cancellation of HSHN Warrant	6

ARTICLE 3
THE SURVIVING LIMITED LIABILITY COMPANY

Section 3.01.	Name of Surviving LLC	6
Section 3.02.	LLC Agreement	6

ARTICLE 4
TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 4.01.	Transfer, Conveyance and Assumption	7
Section 4.02.	Further Assurances	7

ARTICLE 5
CONDITIONS TO THE MERGER

Section 5.01.	Conditions to the Obligations of Each Party	7

ARTICLE 6
TERMINATION

Section 6.01.	Termination	8

i

ARTICLE 7
MISCELLANEOUS

Section 7.01.	Survival of Representations and Warranties	8
Section 7.02.	Amendments; No Waivers	8
Section 7.03.	Integration	8
Section 7.04.	Successors and Assigns	8
Section 7.05.	Governing Law	9
Section 7.06.	Counterparts; Effectiveness	9
Section 7.07.	WAIVER OF JURY TRIAL	9

Exhibit A —	Form of Certificate of Merger
Exhibit B —	Form of Exchange Agreement
Exhibit C —	Form of Registration Rights Agreement
Exhibit D —	Form of Tax Receivable Agreement
Exhibit E —	Form of Blocker Merger Agreement
Exhibit F —	Form of Nominating and Voting Agreement
Exhibit G —	Form of LLC Agreement

ii

AGREEMENT AND PLAN OF MERGER

among

FIRST WIND HOLDINGS INC.

FIRST WIND HOLDINGS, LLC

and

FIRST WIND MERGER, LLC

AGREEMENT AND PLAN OF MERGER, dated as of           , 2010 (this “Agreement”), among First Wind Holdings Inc., a Delaware corporation (“WIND”), First Wind Holdings, LLC, a Delaware limited liability company (the “Company”) and First Wind Merger, LLC, a Delaware limited liability company (“Merger LLC”).  Capitalized terms used but not simultaneously defined are defined in or by reference to Section 1.01.

W I T N E S S E T H:

WHEREAS, the Company desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of Merger LLC, a wholly owned subsidiary of WIND, by means of a merger of Merger LLC with and into the Company;

WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Delaware LLC Act”), authorizes the merger of a Delaware limited liability company with and into another Delaware limited liability company;

WHEREAS, the Company and Merger LLC now desire to merge (the “Merger”), following which the Company shall be the surviving entity;

WHEREAS, members holding the requisite amount of membership interests in the Company have approved this Agreement and the consummation of the Merger;

WHEREAS, the sole member of Merger LLC has approved this Agreement and the consummation of the Merger; and

WHEREAS, the Board of Directors of WIND has determined to issue Class A Shares and Class B Shares pursuant to this Agreement and the Blocker Merger Agreement in consideration of the receipt by WIND of Series A Membership Interests in the Company pursuant to this Agreement and the Blocker Merger Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.01.  Definitions.  As used in this Agreement, the following terms have the following meanings:

“Agreement” is defined in the preamble.

“Applicable Law” means (a) all United States federal and state statutes and laws and all statutes and laws of foreign countries; (b) all rules and regulations (including interpretations thereof) of all regulatory agencies, organizations and bodies; and (c) all rules and regulations (including interpretations thereof) of all self-regulatory agencies, organizations and bodies now or hereafter in effect.

“Blocker Merger Agreement” is defined in Section 2.04(d).

“Certificate of Merger” is defined in Section 2.01(a).

“Class A Shares” means shares of Class A common stock, par value $0.001 per share, of WIND.

“Class B Shares” means shares of Class B common stock, par value $0.001 per share, of WIND.

“Company” is defined in the preamble.

“Delaware LLC Act” is defined in the recitals.

“Effective Date” is defined in Section 2.01(a).

“Effective Time” is defined in Section 2.01(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Exchange Agreement” is defined in Section 2.04(a).

“HSHN” means HSH Nordbank AG, New York Branch.

“HSHN Warrant” means the Warrant for the Purchase of Series A-1 Units, dated as of December 12, 2008, issued by the Company to HSHN.

“LLC Agreement” is defined in Section 3.02.

“Member” means (i) with respect to the Company, “Member” as defined in the Prior LLC Agreement and (ii) with respect to Merger LLC, WIND as the sole limited liability company member of Merger LLC.

“Merger” is defined in the recitals.

“Merger LLC” is defined in the preamble.

“Nominating and Voting Agreement” is defined in Section 2.04(e).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Prior LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of First Wind Holdings, LLC, dated as of July 17, 2009.

“Registration Rights Agreement” is defined in Section 2.04(b).

“Restricted Unit Agreement” is defined in the Prior LLC Agreement.

“Series A Membership Interest” is defined in the LLC Agreement.

“Series A Units” is defined in the Prior LLC Agreement.

“Series A-1 Units” is defined in the Prior LLC Agreement.

“Series A-2 Units” is defined in the Prior LLC Agreement.

“Series B Member” means a holder of a Series B Membership Interest.

“Series B Membership Interest” is defined in the LLC Agreement.

“Series B-1 Units” is defined in the Prior LLC Agreement.

“Series B-2 Units” is defined in the Prior LLC Agreement.

“Tax Receivable Agreement” is defined in Section 2.04(c).

“Unvested Series B Unit” is defined in the Prior LLC Agreement.

“WIND” is defined in the preamble.

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified.  Any capitalized term used in any Exhibit but not otherwise defined therein has the meaning ascribed to such term in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Laws.

ARTICLE 2

THE MERGER

Section 2.01.  The Merger. (a) After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, as WIND, the Company and Merger LLC shall determine, Merger LLC shall merge with and into the Company, the Company shall file a certificate of merger (the “Certificate of Merger”) in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware and make all other filings or recordings required by the Delaware LLC Act in connection with the Merger.  The Merger shall become effective on such date (the “Effective Date”) and at such time (the “Effective Time”) as is specified in the Certificate of Merger.

(b)   At the Effective Time, Merger LLC shall be merged with and into the Company, whereupon the separate existence of Merger LLC shall cease, and the Company shall be the surviving entity of the Merger (the “Surviving LLC”) in accordance with Section 18-209 of the Delaware LLC Act.

Section 2.02.  Conversion and Cancellation of Interests.  At the Effective Time (and after the transactions contemplated by Section 2.02 (a) and (b)(x) of the Blocker Merger Agreement):

(a)   In accordance with waterfall provisions of Section 6.1 of the Prior LLC Agreement, by virtue of the Merger and without any action on the part of any Member:

(i)    the Surviving LLC shall issue      Series B Membership Interests, and WIND shall issue the same number of Class B Shares, to each Member holding Series A Units immediately prior to the Effective Time, in respect of each Series A Unit held by such Member immediately prior to the Effective Time;

(ii)   the Surviving LLC shall issue      Series B Membership Interests, and WIND shall issue the same number of Class B Shares, to each Member holding Series A-

1 Units immediately prior to the Effective Time, in respect of each Series A-1 Unit held by such Member immediately prior to the Effective Time;

(iii)  the Surviving LLC shall issue      Series B Membership Interests, and WIND shall issue the same number of Class B Shares, to each Member holding Series A-2 Units immediately prior to the Effective Time, in respect of each Series A-2 Unit held by such Member immediately prior to the Effective Time;

(iv)  WIND shall issue      Class A Shares to each Member holding Series B-1 Units immediately prior to the Effective Time, in respect of each Series B-1 Unit held by such Member immediately prior to the Effective Time; and

(v)   the Surviving LLC shall issue      Series B Membership Interests, and WIND shall issue the same number of Class B Shares, to each Member holding Series B-2 Units immediately prior to the Effective Time, in respect of each Series B-2 Unit held by such Member immediately prior to the Effective Time.

(b)   Each limited liability company interest in the Company outstanding immediately prior to the Effective Time, other than those expressly covered by subsection (a), shall, by virtue of the Merger and by operation of the Prior LLC Agreement and without any action on the part of the holder thereof, be canceled and no consideration shall be issued in respect thereof.

(c)   Each limited liability company interest in Merger LLC outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be issued in respect thereof.

(d)   No fractional Series B Membership Interests shall be issued in the Merger.  The amount of Series B Membership Interests issued to any Member pursuant to subsection (a) will be rounded up to the next whole number.

(e)   Each Class A Share issued in respect of an Unvested Series B Unit shall be subject to the restrictions contained in, and vest or remain unvested in the manner and subject to the conditions set forth in, the applicable Restricted Unit Agreement.

Section 2.03.  Issuance of Series A Membership Interests.  At the Effective Time, and as consideration for the Class A Shares issued by WIND pursuant to Section 2.02, the Company shall issue a number of Series A Membership Interests to WIND equal to the number of Class A Shares issued by WIND pursuant to Section 2.02(a)(iv).

Section 2.04.  Closing Deliverables.  Immediately after the Effective Time, WIND shall deliver, or cause to be delivered, to the parties thereto, the following documents (collectively, the “Closing Deliverables”):

(a)       the Exchange Agreement dated as of the Effective Date among WIND, the Company and the other parties thereto substantially in the form attached hereto as Exhibit B (the “Exchange Agreement”) duly executed by WIND, the Company and such of the other parties thereto as have executed the same;

(b)      the Registration Rights Agreement dated as of the Effective Date among WIND and the other parties thereto substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) duly executed by WIND and such of the other parties thereto as have executed the same;

(c)       the Tax Receivable Agreement dated as of the Effective Date among WIND, the Company and the other parties thereto substantially in the form attached hereto as Exhibit D (the “Tax Receivable Agreement”) duly executed by WIND, the Company and such of the other parties thereto as have executed the same;

(d)      The Agreement and Plan of Merger dated as of the Effective Date among WIND, the Company, D. E. Shaw MWPH Acquisition Holdings, L.L.C. and the Blocker LLCs party thereto substantially in the form attached hereto as Exhibit E (the “Blocker Merger Agreement”) duly executed by WIND, the Company and the other parties thereto; and

(e)       The Nominating and Voting Agreement dated as of the Effective Date among WIND, D. E. Shaw MWP Acquisition Holdings, L.L.C., D. E. Shaw MWPH Acquisition Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P. substantially in the form attached hereto as Exhibit F (the “Nominating and Voting Agreement”) duly executed by WIND and the other parties thereto.

Section 2.05.  Cancellation of HSHN Warrant.  Immediately after the Effective Time, upon exercise by HSHN of the HSHN Warrant to the Surviving LLC, the Surviving LLC shall issue      Series B Membership Interests, and WIND shall issue a corresponding number of Class B Shares, to HSHN, in consideration of the exercise thereof.

ARTICLE 3

THE SURVIVING LIMITED LIABILITY COMPANY

Section 3.01.  Name of Surviving LLC.  The name of the Surviving LLC shall be First Wind Holdings, LLC.

Section 3.02.  LLC Agreement.  The Limited Liability Company Agreement of Merger LLC substantially in the form attached hereto as Exhibit G (the “LLC Agreement”) shall be the operating agreement of the Surviving LLC unless and until amended in accordance with its terms and Applicable Law.

ARTICLE 4

TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 4.01.  Transfer, Conveyance and Assumption.  At the Effective Time, the Company shall continue in existence as the Surviving LLC, and, except as set forth in Section 2.02, without further transfer, succeed to and possess all of the rights, privileges and powers of Merger LLC, and all of the assets and property of whatever kind and character of Merger LLC shall vest in the Company without further act or deed; thereafter, the Company, as the Surviving LLC, shall be liable for all of the liabilities and obligations of Merger LLC, and any claim or judgment against Merger LLC may be enforced against the Company, as the Surviving LLC, in accordance with Section 18-209 of the Delaware LLC Act.

Section 4.02.  Further Assurances.  If at any time the Company shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving LLC the title to any property or right of Merger LLC, or otherwise to carry out the provisions hereof, the proper representatives of Merger LLC as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving LLC, and otherwise to carry out the provisions hereof.

ARTICLE 5

CONDITIONS TO THE MERGER

Section 5.01.  Conditions to the Obligations of Each Party.  The obligations of WIND, the Company and Merger LLC to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time:

(a)   no provision of any Applicable Law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

(b)   all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained;

(c)   this Agreement shall have been adopted by the requisite number of the members of the Company and Merger LLC required by and in accordance with Applicable Law; and

(d)   WIND shall be ready, willing and able to deliver the Closing Deliverables pursuant to Section 2.04.

ARTICLE 6

TERMINATION

Section 6.01.  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)   by mutual written consent of WIND, the Company and Merger LLC; or

(b)   by either WIND, the Company or Merger LLC, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining WIND, the Company or Merger LLC from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

ARTICLE 7

MISCELLANEOUS

Section 7.01.  Survival of Representations and Warranties.  The representations and warranties and agreements contained herein or in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

Section 7.02.  Amendments; No Waivers.  (a) Any provisions of this Agreement may, subject to Applicable Law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by WIND, the Company and by Merger LLC.

(b)   No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.03.  Integration.  All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between WIND, the Company and Merger LLC regarding the subject matter of this Agreement are merged into this Agreement, and this Agreement shall constitute the entire understanding between WIND, the Company and Merger LLC with respect to the subject matter hereof.

Section 7.04.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.05.  Governing Law.  This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

Section 7.06.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

Section 7.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

FIRST WIND HOLDINGS INC.

By:
Name:
Title:

FIRST WIND HOLDINGS, LLC

By:
Name:
Title:

FIRST WIND MERGER, LLC

By:
Name:
Title:

Exhibit A

to Merger Agreement

[Form of Certificate of Merger]

CERTIFICATE OF MERGER

of

FIRST WIND MERGER, LLC

with and into

FIRST WIND HOLDINGS, LLC

This Certificate of Merger of First Wind Merger, LLC with and into First Wind Holdings, LLC is being duly executed and filed by an authorized person of First Wind Holdings, LLC pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act.

FIRST:    The name of the surviving entity is First Wind Holdings, LLC, a Delaware limited liability company (the “Company”).  The name of the entity merging with and into the Company is First Wind Merger, LLC, a Delaware limited liability company (“Merger LLC”).

SECOND:               The Agreement and Plan of Merger, dated as of           , 2010 (the “Agreement and Plan of Merger”), among First Wind Holdings Inc., a Delaware corporation, the Company and Merger LLC has been duly approved and executed by each of the parties thereto.

THIRD:                  A copy of the Agreement and Plan of Merger will be furnished by the Company, without cost, to any member or any person holding an interest in the Company or Merger LLC, on request directed to the Company at 179 Lincoln Street, Suite 500, Boston, MA  02111, Attention: General Counsel.

FOURTH:              The effective date (the “Effective Date”) of this Certificate of Merger shall be upon the filing of this Certificate with the Secretary of State of the State of Delaware and the effective time (the “Effective Time”) hereof shall be 9:02 A.M. (New York City time) on such date.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Merger as of the          day of                         , 2010.

FIRST WIND HOLDINGS, LLC

By:
Name:
Title:

Exhibit B

to Merger Agreement

[Form of Exchange Agreement]

[See Exhibit 10.47 to Form S-1]

Exhibit C

to Merger Agreement

[Form of Registration Rights Agreement]

[See Exhibit 10.36 to Form S-1]

Exhibit D

to Merger Agreement

[Form of Tax Receivable Agreement]

[See Exhibit 10.34 to Form S-1]

Exhibit E

to Merger Agreement

[Form of Blocker Merger Agreement]

[See Exhibit 2.2 to Form S-1]

Exhibit F

to Merger Agreement

[Form of Nominating and Voting Agreement]

[See Exhibit 10.35 to Form S-1]

Exhibit G

to Merger Agreement

[Form of LLC Agreement]

[See Exhibit 10.33 to Form S-1]